                                                                    Exhibit 10.2

NEITHER THIS NOTE NOR THE SECURITIES TO BE ACQUIRED UPON ITS CONVERSION HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR APPLICABLE STATE SECURITIES LAWS. NO SALE OR DISPOSITION OF THIS NOTE OR THOSE SECURITIES MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, OR APPLICABLE STATE SECURITIES LAWS OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

THIS CONVERTIBLE PROMISSORY NOTE IS SUBJECT TO THE TERMS AND CONDITIONS OF A FINANCING AGREEMENT DATED SEPTEMBER 1, 1998 BY AND AMONG EAGLE EYE TECHNOLOGIES, INC. AND TEMPLATE SOFTWARE, INC.


                         EAGLE EYE TECHNOLOGIES, INC.

                        12% CONVERTIBLE PROMISSORY NOTE

                             DUE SEPTEMBER 1, 2000


$1,000,000.00                                                  September 1, 1998
                                                               Herndon, Virginia

  FOR VALUE RECEIVED, EAGLE EYE TECHNOLOGIES, INC., a VIRGINIA corporation (the "Company"), promises to pay to the order of TEMPLATE SOFTWARE, INC., a Virginia
 -------
corporation ("Template"), at 45365 Vintage Park Plaza, Dulles, Virginia  20166,
              --------
or at such other place as the holder hereof may from time to time designate in writing, in lawful money of the United States of America, without defense, offset or counterclaim, the principal sum of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00), together with interest as described below and in accordance with the following terms and provisions:

  1.  INTEREST RATE.  The unpaid principal balance of this Convertible
      -------------
Promissory Note (as the same may be amended, modified, supplemented, renewed or replaced from time to time, the "Note") outstanding from time to time shall bear
                                 ----
interest at 12% per annum. Interest shall be calculated using a 360-day year, based upon the actual number of days for which the calculation is being made.

  2.  PAYMENTS.  Unless this Note shall be converted in its entirety as
      --------
hereinafter provided, this Note shall be repaid in one installment of combined principal and interest on September 1, 2000 (as extended from time to time, the "Maturity Date") and the entire unpaid principal balance of this Note, together
 -------------
with all accrued and unpaid interest, shall be due and payable in full on the Maturity Date.

  3.  PREPAYMENT.  This Note may be prepaid in whole, but not in part, at any
      ----------
time without penalty.

  4.  CONVERSION.
      ----------

      4.1.   SURRENDER AND NOTICE BY TEMPLATE.  Template shall have the right at
             --------------------------------
any time prior to and including the Conversion Date (as defined below), at its option, to convert the outstanding principal amount of the Note (and all accrued interest) into 66,695 shares of fully-paid and non-assessable shares of the Company's Common Stock, without par value , following written notice to the Company at the address set forth in Section 14 below dated on or before the
                                    ----------
Conversion Date; it being expressly understood, that Template shall have the
                 -----------------------------
right to convert this Note at all times prior to and including the Conversion Date regardless of whether, prior to or following such exercise, the Company makes available or tenders sufficient funds to pay the unpaid principal balance of this Note, together with all accrued and unpaid interest. For purposes of this Note, the "Conversion Date" shall be the day which is thirty (30) days following the date on which the Company notifies Template, in writing, (the

"Notification Date") that the aggregate amount of payments made by the Company
------------------
to Template pursuant to the Software Development and Sales Agreement (and related license) of even date herewith exceeds the total amount of funds advanced pursuant to this Note.

      4.2.   RIGHTS UPON CONVERSION.  As promptly as practicable after the
             ----------------------
notice of Template's intent to convert the Note into the Conversion Shares (as defined below), the Company shall deliver or cause to be delivered to Template certificates representing the number of fully paid and non-assessable shares of Common Stock or other securities into which the Note is converted in accordance with the provisions of this Section 4 (the "Conversion Shares"). Such
                            ---------       -----------------
conversion shall be deemed to have been made at the close of business on the Conversion Date, so that the rights of Template with respect to the principal amount of the Note shall cease at such time and the person or persons entitled to receive the Conversion Shares shall be treated for all purposes as having become the record holder or holders of such shares at such time.

      4.3.   CONVERSION OF  ACCRUED INTEREST.  All accrued but unpaid interest
             -------------------------------
on the Note surrendered for conversion shall be converted to Conversion Shares along with the principal amount of the Note.

      4.4.   ISSUANCE OF CERTIFICATES.  The issuance of certificates for the
             ------------------------
Conversion Shares, shall be made without charge to Template for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the name of, or in such names as may be directed by, Template.

  5.  RESERVATION OF SHARES.  The Company covenants that it shall at all
      ---------------------
times reserve for issuance or delivery upon the conversion of the Note such number of shares of Common Stock as shall be required for issuance or delivery upon conversion of the Note.

  6.  NO DILUTION OR IMPAIRMENT.  The Company covenants that it shall not by
      -------------------------
amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution, issuance or sale of securities, sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by it, but shall at all times in good faith take all action which may be necessary in order to protect the rights of Template against dilution. The number and kind of securities purchasable upon the exercise of this Note shall be subject to adjustment from time to time upon the happening of certain events, as follows:

      (a)  In case the Company shall at any time after the date of this Note
(i) declare or pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing entity), the kind and number of Conversion Shares purchasable upon exercise of this Note immediately prior thereto shall be adjusted so that the holder of this Note shall be entitled to receive the kind and number of Conversion Shares or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had this Note been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

      (b) In case the Company shall issue rights, options or warrants to all holders of its outstanding Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share which is lower at the record date than $14.99 per share, the number of Conversion Shares thereafter purchasable upon the exercise of this Note shall be determined by multiplying the number of Conversion Shares theretofore purchasable upon exercise of this Note by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the record date for determining stockholders entitled to receive such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the record date for determining stockholders entitled to receive such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at $14.99 per share at such record date. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective as of immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

      (c) In case the Company shall distribute to all holders of its shares of Common Stock evidences of its indebtedness or assets (including securities and cash dividends not paid out of funds legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company or not made in the ordinary course of business), but excluding dividends or distributions referred to in paragraph (a) above or rights or options or warrants referred to in paragraph (b) above, then in each case the number of Conversion Shares thereafter purchasable upon the exercise of this Note shall be determined by multiplying the number of Conversion Shares theretofore purchasable upon the exercise of this Note by a fraction, of which the numerator shall be the then current market price per share of Common Stock on the date of such distribution, and of which the denominator shall be the then current market price per share of Common Stock, less the then fair value (as reasonably determined in good faith by the Board of Directors of the Company, whose reasonable determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or securities or warrants applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

      (d) In case the Company shall sell and issue shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding
(i) shares, rights, options, warrants or convertible or exchangeable securities issued in any of the transactions described in paragraphs (a) through (c) above,
(ii) shares issued upon conversion, exercise or exchange of rights, options, warrants or convertible or exchangeable securities outstanding on the date hereof, (iii) any shares issued upon exercise of this Note or any warrant or any other convertible promissory note made by the Company to Template, (iv) shares of Common Stock issued pursuant to a public firm commitment underwritten offering and (v) options or shares of Common Stock issued to key employees of the Company in an aggregate amount cumulated from and including the date of original issuance of this Note not in excess of 250,000 shares of Common Stock, but including shares, rights, options, warrants or convertible or exchangeable securities issued as consideration in any merger, consolidation or other business combination) at a price per share of Common Stock (as determined in accordance with this paragraph (d)) that is lower than $14.99 per share immediately prior to such sale and issuance, then in each case the number of Conversion Shares thereafter purchasable upon the exercise of this Note shall be determined by multiplying the number of Conversion Shares theretofore purchasable upon the exercise of this Note by a fraction, the numerator of which shall be (I) the total number of shares of Common Stock outstanding immediately after such sale and issuance, and the denominator of which shall be (II) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such sale and issuance plus (B) the number of shares of Common Stock that the aggregate consideration received (determined as provided below) for such sale or issuance would purchase at $14.99 per share. Such adjustment shall be made successively whenever such an issuance is made. For the purposes of such adjustments, the shares of Common Stock that the holder of such rights, options, warrants, or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company, plus the consideration or premiums stated in such rights, options, warrants or convertible or exchangeable securities to be paid for the shares of Common Stock covered thereby. In case the Company shall sell and issue shares of Common Stock or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase Common Stock, for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share of Common
                                                      -------------------------
Stock" and the "consideration received" by the Company for purposes of the first
-----           ----------------------
sentence of this paragraph (d), the Board of Directors of the Company shall determine, on a reasonable basis and in good faith, the fair value of such property. In case the Company shall sell and issue rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock together with one or more other securities as part of a unit at a price per unit, then in determining the "price per share of Common Stock" and the "consideration received" by
     -------------------------------           ----------------------
the Company for purposes of the first sentence of this paragraph (d), the Board of Directors of the Company shall determine, on a reasonable basis and in good faith, the fair value of the rights, options, warrants or convertible or exchangeable securities then being sold as part of such unit.

      (e)  For the purpose of this Section 6, the term "shares of Common Stock"
                             ---------            ----------------------
shall mean (i) the Common Stock of the Company, or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, Template shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of each Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Conversion Shares contained in paragraphs
(a) through (d) above, and the other provisions of this Section 6 shall apply
                                                        ---------
on like terms to any such other securities.

      (f) Except as provided in paragraphs (a) through (c) above, no adjustment in respect of any dividends shall be made upon the conversion of this Note.

      (g) Upon the expiration of any rights, options, warrants or conversion or exchange privileges with respect to which an adjustment shall have been made pursuant to paragraph (b) or (d) above, if any thereof have not been exercised, the number of Conversion Shares purchasable upon the exercise of the Note will, upon such expiration, be readjusted and will thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options or warrants or conversion or exchange rights and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, conversion or exchange plus the aggregate consideration, if any actually received by the Company for the issuance, sale or grant of all such rights, options or warrants, whether or not exercised.

      (h)  In the event:

               (A) the Company shall authorize the issuance to all holders of its Common Stock of rights or warrants to subscribe for or purchase Common Stock or of any other subscription rights or warrants; or

               (B) the Company shall authorize the distribution to all holders of its Common Stock of evidences of its indebtedness or assets (other than dividends paid in or distributions of the Company's capital stock for which the number of shares purchasable upon the exercise of this Note shall have been adjusted pursuant to paragraph (a) above and cash dividends paid out of retained earnings legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company and made in the ordinary course of business); or

               (C) of any capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in par value of the Common Stock) or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of the Common Stock outstanding), or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety; or

               (D) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

               (E) the Company proposes to take any action (other than actions of the character described in clause (ii) or (iii) of paragraph (a) above) that would require an adjustment pursuant to this Section 6 to the number of shares purchasable upon the
                ---------
           exercise of this Note;

          then the Company shall cause to be mailed by first-class mail to Template, at least five days prior to the applicable record or effective date hereinafter specified (10 days in the case of the events referred to in clauses (C) and (D) above), a notice stating (x) the date as of which the holders of Common Stock of record to be entitled to receive any such rights, warrants or distributions are to be determined, or (y) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up.


  7.  TRANSFER OF NOTE AND CONVERSION SHARES.  Neither this Note nor the
          --------------------------------------
Conversion Share have been registered under the Securities Act of 1933 (the

"1933 Act") or under the securities laws of any state.  This Note may not be
---------
assigned or negotiated without the express written consent of the Company. Neither this Note nor the Conversion Shares, may be sold, transferred, pledged or hypothecated in the absence of (1) an effective registration statement for this Note, or the shares, as the case may be, under the 1933 Act, and such registration or qualification as may be necessary under the securities laws of any state, or (2) an opinion of counsel in form and substance reasonably satisfactory to the Company that such registration or qualification is not required.

      7.1. The Company may cause the certificate or certificates evidencing all or any of the shares issued upon exercise of the conversion rights contained in this Note to bear the following legend:

     "The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state. The shares may not be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Securities Act of 1933, as amended, and such registration or qualification as may be necessary under the securities laws of any state, or an opinion of counsel satisfactory to the Company that such registration or qualification is not required."

      7.2. Notwithstanding the provisions set forth above, no such registration statement or opinion of counsel shall be required: for any transfer of any Conversion Shares in compliance with Rule 144 or Rule 144A.

      7.3.  This Note shall be registered on books of the Company kept at its principal office for that purpose, and shall be transferable only on such books by the registered owner hereof in person or by a duly authorized attorney upon surrender of this Note properly endorsed, and only in compliance with this Section 7.
     ---------

  8.  LOAN DOCUMENTS.  The performance of the Company's obligations hereunder
      --------------
are secured by the Security Agreement of even date herewith (the "Security
                                                                  --------
Agreement") and the Financing Statement (the "Financing Statement"), each from
---------                                     -------------------
the Company in favor of Template. This Note, the Financing Agreement, the Security Agreement, the Financing Statement and any other document executed or delivered by the Company in connection herewith shall be referred to herein as the "Loan Documents."
     --------------

  9.  EVENTS OF DEFAULT.  Each of the following shall constitute an "Event of
      -----------------                                              --------
Default" under this Agreement:
-------

      9.1.    FAILURE TO PAY.  If the Company fails to make when due any
              --------------
installment or other payment owing to Template under the terms of this Note and such failure shall continue for a period of ten days after written notice of such failure has been given to the Company by Template;

      9.2.    FAILURE TO OBSERVE OTHER COVENANTS.  If the Company fails to
              ----------------------------------
perform or observe any other material term, covenant, warranty or agreement contained in this Note or any other Loan Document and such failure shall continue for a period of 30 days after written notice of such failure has been given to the Company;

      9.3.    DEFAULTS UNDER LOAN DOCUMENT.  If an event of default shall
              ----------------------------
occur under any other Loan Document shall not be cured within any applicable grace period;

      9.4     VOLUNTARY BANKRUPTCY.  If the Company makes an assignment for the
              --------------------
benefit of creditors, files a petition in bankruptcy, petitions or applies to any tribunal for any receiver or any trustee of the Company or any substantial part of the property of the Company or commences any proceeding relating to the Company under any reorganization, arrangement, composition, readjustment, liquidation or dissolution law or statute of any jurisdiction, whether in effect now or after this Note is executed;

      9.5.    INVOLUNTARY BANKRUPTCY.  If, within 60 days after the filing of
              ----------------------
a bankruptcy petition or the commencement of any proceeding against the Company seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the proceeding shall not have been dismissed, or, if within 60 days, after the appointment, without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or all or any substantial part of the properties of the Company, the appointment shall not have been vacated; or

      9.6.    DISSOLUTION.  The dissolution, liquidation or termination of
              -----------
existence of the Company.

  10. REMEDIES UPON DEFAULT.  Upon the occurrence of an Event of Default
      ---------------------
hereunder, the entire principal balance hereof, all accrued interest thereon and all other amounts payable hereunder shall become immediately due and payable at the option of Template. Any delay by Template in exercising or any failure of Template to exercise the aforesaid option to accelerate with respect to an Event of Default shall not constitute a waiver of its right to exercise such option with respect to that or any subsequent Event of Default. Acceleration of maturity, once claimed hereunder by the holder hereof may be rescinded, at such holder's option, by written acknowledgment to that effect, but the tender and acceptance of partial payment or partial performance alone shall not in any way affect or rescind such acceleration of maturity. After the occurrence of an Event of Default, interest shall accrue on all amounts due hereunder at a rate of 2% per annum above the rate or rates of interest then payable hereunder.

  11. WAIVER; EXTENSIONS.  Presentment, demand, notice of dishonor, protest
      ------------------
and the benefits of the homestead and all other exemptions provided debtors are hereby waived. The Company agrees that it shall remain liable for the payment hereof notwithstanding any agreement for the extension of the due date of any amount payable hereunder made by Template after the Maturity Date.

  12. COLLECTION COSTS AND EXPENSES.  The Company shall pay all reasonable
      -----------------------------
costs, fees and expenses (including court costs and reasonable attorneys' fees) incurred by Template in collecting or attempting to collect any amount that becomes due hereunder or in seeking legal advice with respect to such collection or an Event of Default hereunder.

  13. NOTICES.  All notices, requests, demands and other communications with
      -------
respect hereto or any other Loan Document shall be in writing and shall be delivered by hand, sent prepaid by Federal Express (or a comparable overnight delivery service) or sent by the United States mail, certified, postage prepaid, return receipt requested, to the following addresses:

          If to Template:

                       Template Software, Inc.
                       45365 Vintage Park Plaza
                       Dulles, Virginia  20166
                       Attn.:  Mr. E. Linwood Pearce

                 with a copy to :

                       Hunton & Williams
                       1751 Pinnacle Drive
                       Suite 1700
                       McLean, Virginia  22102
                       Attn.:  Joseph W. Conroy, Esq.


          If to the Company,

                       Eagle Eye Technologies, Inc.
                       950 Herndon Parkway, Suite 230
                       Herndon, Virginia  20170
                       Attention:  President

                 with a copy to :
                       Tucker, Flyer & Lewis
                       1615 L Street, N.W., Suite 400
                       Washington, D.C.  20036-5612
                       Attention: Thomas J. Knox, Esquire

  Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) upon the earliest of (a) the date it is actually received, (b) the business day after the day on which it is delivered by hand, (c) the business day after the day on which it is properly delivered to Federal Express (or a comparable overnight delivery service), or (d) the third business day after the day on which it is deposited in the United States mail. The Company or Template may change its address by notifying the other party of the new address in any manner permitted by this Section 14.
                  ----------

  14. SEVERABILITY.  If any provision of this Note, or the application
      ------------
thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of the provisions of this Note, or the application of such provision to other persons or circumstances, shall not be affected thereby, and each provision of this Note shall be valid and enforceable to the fullest extent permitted by law.

  15. SUCCESSORS AND ASSIGNS.  This Note shall be binding upon and inure to
      ----------------------
the benefit of the Company and Template, and their respective successors and assigns; provided, however, that the Company may not assign or delegate its obligations hereunder without the prior written consent of Template.

  16. PAYMENTS.  All payments due hereunder, if any, shall be made in
      --------
immediately available funds.

  17. OFFSET.  If an Event of Default occurs hereunder and is not cured
      ------
within any applicable grace period, then Template shall have the right to offset any amounts due hereunder against any amounts now or hereafter due from Template to the Company.

  18. GOVERNING LAW.  This Note shall be governed by and construed in
      -------------
accordance with the laws of the Commonwealth of Virginia, without reference to conflict of laws principles.



                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Company has executed this Note as of the date first written above.

                         EAGLE EYE TECHNOLOGIES, INC., a
                         Virginia corporation


                         By:  /s/ Michael H. Stone
                              --------------------
                         Name:  Michael H. Stone
                         Title:  Vice President